Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                                            Contact:                      David M. Findlay
                                                                                                                                                                      President and
                                                                                                                                                                      Chief Financial Officer
                                                                                                                                                                       (574) 267-9197
                                                                                                                                                                       david.findlay@lakecitybank.com

NET INCOME AND EARNINGS

PER SHARE SET NEW RECORDS

Regional Headquarters Open in Indianapolis and South Bend

Warsaw, Indiana (January 25, 2012) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record net income of $30.7 million for 2011.  This performance represents a $6.1 million, or 25%, increase in net income versus $24.5 million for 2010.  Diluted earnings per common share increased 42% to $1.88 for 2011, versus $1.32 in 2010.

The Company further reported net income of $8.3 million for the fourth quarter of 2011, which represented a 43% increase over $5.8 million in the fourth quarter of 2010.  Diluted net income per share for the quarter increased 39% to $0.50 versus $0.36 for the comparable period of 2010.  Net income for the linked third quarter of 2011 was $8.4 million.

Michael L. Kubacki, Chairman and Chief Executive Officer, commented, “As we reflect on 2011, we’re very pleased with the Bank’s growth and performance.  With the recent opening of regional headquarters in Indianapolis and South Bend, Lake City Bank is positioned to continue its growth in our Indiana communities.  Equally as gratifying is our performance for shareholders.  We’ve continued to report strong earnings and experience good balance sheet growth during a period of economic uncertainty.  We’re proud to have the capital, balance sheet strength and asset quality to support this solid growth.”

The Company also announced that the Board of Directors approved a cash dividend for the fourth quarter of $0.155 per share, payable on February 6, 2012 to shareholders of record as of January 25, 2012.

Kubacki continued, “We have not wavered from our mission to be the acknowledged leader in community banking in Indiana.  We believe that we are in a great position to continue our expansion and further strengthen our reputation as an organization committed to serving its clients and communities.  It’s an exciting time of growth for the Lake City Bank Team.”

Average total loans for the fourth quarter of 2011 were $2.20 billion versus $2.08 billion for the fourth quarter of 2010 and $2.16 billion for the linked third quarter of 2011.  Total loans outstanding grew $144 million, or 7%, from $2.09 billion as of December 31, 2010 to $2.23 billion as of December 31, 2011.  Total loans increased by $53 million, or 2%, during the fourth quarter of 2011.

David M. Findlay, President and Chief Financial Officer stated, “In the past five years, loans have grown by $880 million, or 65%.   This loan growth has not been the result of acquisition or entry into new markets.  Rather, it’s resulted from targeted growth in our core Indiana markets by great client relationship teams.  We’ve remained committed to contributing to Indiana’s economic stability throughout this challenging period and look forward to continuing to play a role in our state’s future economic growth.”

The Company’s net interest margin was 3.38% in the fourth quarter of 2011 versus 3.62% for the fourth quarter of 2010 and 3.48% in the linked third quarter of 2011.  The year-over-year margin decline resulted primarily from reduced yields in the investment portfolio and slightly lower commercial loan yields as interest rates continue to be at historic lows.  For the year ended December 31, 2011, the Company’s net interest margin was 3.54% versus 3.73% for the comparable period in 2010.

The Company’s provision for loan losses in the fourth quarter of 2011 was $2.9 million versus $6.5 million in the same period of 2010.  In the third quarter of 2011, the provision was $2.4 million.  For the year ended December 31, 2011, the Company’s provision for loan losses was $13.8 million versus $23.9 million for the comparable period in 2010.  The provision decrease on a year-over-year basis was generally driven by the stabilization and improvement in key loan quality metrics, including significantly lower year-to-date net charge offs, adequate reserve coverage of nonperforming loans, continuing signs of stabilization in economic conditions in the Company’s markets and general signs of improvement in our borrowers’ performance and future prospects.  The Company’s allowance for loan losses as of December 31, 2011 was $53.4 million compared to $45.0 million as of December 31, 2010 and $52.1 million as of September 30, 2011.  The allowance for loan losses represented 2.39% of total loans as of December 31, 2011 versus 2.15% at December 31, 2010 and 2.39% as of September 30, 2011.

Net charge-offs totaled $1.6 million in the fourth quarter of 2011 versus $3.5 million during the fourth quarter of 2010 and $1.6 million during the third quarter of 2011.  The largest net charge off attributable to a single commercial credit during the quarter was $379,000.  For the year ended December 31, 2011, net charge-offs were $5.4 million versus $11.0 million in 2010.    Nonperforming assets were $41.6 million as of December 31, 2011 versus $40.7 million as of December 31, 2010 and $36.2 million as of September 30, 2011.  The increase in nonperforming loans during the quarter primarily resulted from the addition of three related commercial real estate loans totaling $7.3 million.  The ratio of nonperforming assets to total assets at December 31, 2011 was 1.44% versus 1.52% at December 31, 2010 and 1.28% at September 30, 2011.  The allowance for loan losses represented 135% of nonperforming loans as of December 31, 2011 versus 157% at September 30, 2011 and 122% at December 31, 2010.

Findlay added, “Our economy remains fragile, as demonstrated by current unemployment levels and a relative absence of economic expansion in our markets.  As a result, we continue to closely monitor our borrowers’ strength and maintain a strong loan loss reserve.  Clearly, many of our clients are experiencing improved financial performance, but the lingering effects of the recent recession continue to negatively impact some borrowers’ performance.  We believe that we have strong loan loss reserve coverage of nonperforming loans and look forward to continued improvements in economic conditions.”

The Company's noninterest income increased 9% to $5.5 million for the fourth quarter of 2011, versus $5.1 million for the fourth quarter of 2010 but decreased from $5.9 million for the third quarter of 2011.  On a year-over-year basis, noninterest income was positively impacted by a $1.1 million decrease in other than temporary impairment on several non-agency mortgage backed securities in the Company’s investment portfolio.  Other than temporary impairment, which is a non-cash item, was $132,000 in the fourth quarter of 2011, versus $1.3 million in the fourth quarter of 2010.  Non-interest income was negatively impacted by a $242,000 decrease in mortgage banking income.  In addition service charges on deposit accounts decreased by $159,000.  This decline resulted from lower nonsufficient fund charges of $212,000 versus the fourth quarter of 2010.

The Company's noninterest expense increased $152,000, or 1%, to $13.5 million in the fourth quarter of 2011 versus $13.3 million in the comparable quarter of 2010.  On a linked quarter basis, non-interest expense was $13.5 million in the third quarter of 2011.  On a year-over-year basis, data processing fees decreased $166,000 due to the Company’s conversion to a new core processor during the second quarter of 2011.  Other expense decreased $142,000 primarily due to lower FDIC deposit insurance premiums.  Salaries and employee benefits increased by $359,000 in the three-month period ended December 31, 2011 versus the same period of 2010.  These increases were driven by staff additions and normal merit increases.  In addition, the Company’s performance based compensation expense increased due to our strong performance and the resulting increased recognition levels.  The Company's efficiency ratio for the fourth quarter of 2011 was 48%, compared to a ratio of 47% for the comparable quarter of 2010 and 47% for the linked third quarter period.

The Company’s tangible common equity to tangible assets ratio was 9.36% at December 31, 2011 compared to 9.10% at December 31, 2010 and 9.40% at September 30, 2011.  Average total deposits for the quarter ended December 31, 2011 were $2.42 billion versus $2.32 billion for the third quarter of 2011 and $2.27 billion for the fourth quarter of 2010.

Lakeland Financial Corporation is a $2.9 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Indiana with 45 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Hamilton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Securities, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Capital Americas, L.P., Morgan Stanley & Co., Inc., Sterne Agee & Leach, Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

LAKELAND FINANCIAL CORPORATION
FOURTH QUARTER 2011 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except share and per share data)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
END OF PERIOD BALANCES	2011	2011	2010	2011	2010
Assets	$ 2,889,688	$ 2,827,438	$ 2,681,926	$ 2,889,688	$ 2,681,926
Deposits	2,412,696	2,356,359	2,201,025	2,412,696	2,201,025
Loans	2,233,709	2,181,008	2,089,959	2,233,709	2,089,959
Allowance for Loan Losses	53,400	52,073	45,007	53,400	45,007
Total Equity	273,289	268,847	247,086	273,289	247,086
Tangible Common Equity	270,078	265,590	243,779	270,078	243,779
AVERAGE BALANCES
Total Assets	$ 2,896,422	$ 2,790,191	$ 2,727,958	$ 2,792,715	$ 2,652,623
Earning Assets	2,718,707	2,640,298	2,598,620	2,642,158	2,522,360
Investments	464,975	457,360	444,292	447,620	430,615
Loans	2,196,356	2,160,007	2,081,535	2,148,046	2,049,209
Total Deposits	2,424,444	2,316,323	2,266,681	2,325,963	2,132,607
Interest Bearing Deposits	2,089,130	1,998,402	1,972,667	2,015,439	1,866,183
Interest Bearing Liabilities	2,274,381	2,192,141	2,169,913	2,206,658	2,107,351
Total Equity	270,740	264,460	248,194	260,335	262,861
INCOME STATEMENT DATA
Net Interest Income	$ 22,780	$ 22,821	$ 23,323	$ 92,080	$ 92,653
Net Interest Income-Fully Tax Equivalent	23,166	23,198	23,666	93,611	94,027
Provision for Loan Losses	2,900	2,400	6,521	13,800	23,947
Noninterest Income	5,538	5,923	5,091	22,205	21,509
Noninterest Expense	13,485	13,479	13,333	55,105	53,435
Net Income	8,261	8,447	5,782	30,662	24,543
Net Income Available to Common Shareholders	8,261	8,447	5,782	30,662	21,356
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.51	$ 0.52	$ 0.36	$ 1.89	$ 1.32
Diluted Net Income Per Common Share	0.50	0.52	0.36	1.88	1.32
Cash Dividends Declared Per Common Share	0.155	0.155	0.155	0.62	0.62
Book Value Per Common Share (equity per share issued)	16.85	16.58	15.28	16.85	15.28
Market Value – High	26.48	23.94	22.28	26.48	22.28
Market Value – Low	19.67	19.40	18.34	19.40	17.00
Basic Weighted Average Common Shares Outstanding	16,214,006	16,208,889	16,145,823	16,204,952	16,120,606
Diluted Weighted Average Common Shares Outstanding	16,361,607	16,324,058	16,240,353	16,324,644	16,213,747
KEY RATIOS
Return on Average Assets	1.13%	1.20%	0.84%	1.10%	0.93%
Return on Average Total Equity	12.11	12.67	9.24	11.78	9.34
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	47.62	46.89	46.92	48.22	46.81
Average Equity to Average Assets	9.35	9.48	9.10	9.32	9.91
Net Interest Margin	3.38	3.48	3.62	3.54	3.73
Net Charge Offs to Average Loans	0.28	0.29	0.67	0.25	0.54
Loan Loss Reserve to Loans	2.39	2.39	2.15	2.39	2.15
Loan Loss Reserve to Nonperforming Loans	135.27	156.61	121.90	135.27	121.90
Loan Loss Reserve to Nonperforming Loans
and Performing TDR's	86.61	93.52	98.99	86.61	98.99
Nonperforming Loans to Loans	1.77	1.52	1.77	1.77	1.77
Nonperforming Assets to Assets	1.44	1.28	1.52	1.44	1.52
Tier 1 Leverage	10.13	10.29	9.93	10.13	9.93
Tier 1 Risk-Based Capital	12.31	12.33	12.00	12.31	12.00
Total Capital	13.57	13.59	13.26	13.57	13.26
Tangible Capital	9.36	9.40	9.10	9.36	9.10
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 4,230	$ 3,357	$ 3,212	$ 4,230	$ 3,212
Loans Past Due 90 Days or More	52	61	330	52	330
Non-accrual Loans	39,425	33,190	36,591	39,425	36,591
Nonperforming Loans (includes nonperforming TDR's)	39,477	33,251	36,921	39,477	36,921
Other Real Estate Owned	2,075	2,889	3,695	2,075	3,695
Other Nonperforming Assets	33	25	42	33	42
Total Nonperforming Assets	41,584	36,165	40,659	41,584	40,659
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	34,272	9,300	6,091	34,272	6,091
Performing Troubled Debt Restructurings	22,177	22,428	8,547	22,177	8,547
Total Troubled Debt Restructurings	56,449	31,728	14,638	56,449	14,638
Impaired Loans	63,518	57,659	48,015	63,518	48,015
Total Watch List Loans	166,701	166,499	169,269	166,701	169,269
Gross Charge Offs	1,781	2,099	3,646	6,829	11,742
Recoveries	208	511	120	1,422	729
Net Charge Offs/(Recoveries)	1,573	1,588	3,526	5,407	11,013

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of December 31, 2011 and 2010
(in thousands, except share data)

	December 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and due from banks	$ 56,909	$ 42,513
Short-term investments	47,675	17,628
Total cash and cash equivalents	104,584	60,141

Securities available for sale (carried at fair value)	467,391	442,620
Real estate mortgage loans held for sale	2,953	5,606

Loans, net of allowance for loan losses of $53,400 and $45,007	2,180,309	2,044,952

Land, premises and equipment, net	34,736	30,405
Bank owned life insurance	39,959	38,826
Accrued income receivable	9,612	9,074
Goodwill	4,970	4,970
Other intangible assets	99	153
Other assets	45,075	45,179
Total assets	$ 2,889,688	$ 2,681,926

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 356,682	$ 305,107
Interest bearing deposits	2,056,014	1,895,918
Total deposits	2,412,696	2,201,025

Short-term borrowings
Federal funds purchased	10,000	0
Securities sold under agreements to repurchase	131,990	142,015
U.S. Treasury demand notes	0	2,037
Other short-term borrowings	0	30,000
Total short-term borrowings	141,990	174,052

Accrued expenses payable	13,550	11,476
Other liabilities	2,195	2,318
Long-term borrowings	15,040	15,041
Subordinated debentures	30,928	30,928
Total liabilities	2,616,399	2,434,840

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,217,019 shares issued and 16,145,772 outstanding as of December 31, 2011
16,169,119 shares issued and 16,078,420 outstanding as of December 31, 2010	87,380	85,766
Retained earnings	181,903	161,299
Accumulated other comprehensive income	5,139	1,350
Treasury stock, at cost (2011 - 71,247 shares, 2010 - 90,699 shares)	(1,222)	(1,418)
Total stockholders' equity	273,200	246,997

Noncontrolling interest	89	89
Total equity	273,289	247,086
Total liabilities and equity	$ 2,889,688	$ 2,681,926

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Twelve Months Ended December 31, 2011 and 2010
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 26,381	$ 26,529	$ 104,936	$ 104,205
Tax exempt	114	26	471	86
Interest and dividends on securities
Taxable	2,940	4,032	13,575	16,406
Tax exempt	688	686	2,756	2,708
Interest on short-term investments	40	60	154	120
Total interest income	30,163	31,333	121,892	123,525
Interest on deposits	6,867	7,365	27,735	28,007
Interest on borrowings
Short-term	135	140	612	727
Long-term	381	505	1,465	2,138
Total interest expense	7,383	8,010	29,812	30,872
NET INTEREST INCOME	22,780	23,323	92,080	92,653
Provision for loan losses	2,900	6,521	13,800	23,947
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	19,880	16,802	78,280	68,706

NONINTEREST INCOME
Wealth advisory fees	849	838	3,462	3,247
Investment brokerage fees	467	574	2,560	2,266
Service charges on deposit accounts	2,012	2,171	7,950	8,436
Loan, insurance and service fees	1,254	1,206	4,849	4,300
Merchant card fee income	245	235	1,020	1,081
Other income	437	669	1,817	2,175
Mortgage banking income	406	648	1,000	1,587
Net securities gains (losses)	0	0	(167)	4
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	(132)	(1,379)	(286)	(1,716)
Loss recognized in other comprehensive income	0	129	0	129
Net impairment loss recognized in earnings	(132)	(1,250)	(286)	(1,587)
Total noninterest income	5,538	5,091	22,205	21,509
NONINTEREST EXPENSE
Salaries and employee benefits	8,005	7,646	32,807	30,375
Occupancy expense	733	700	3,106	2,899
Equipment costs	604	522	2,204	2,090
Data processing fees and supplies	835	1,001	3,655	3,931
Credit card interchange	0	14	2	158
Other expense	3,308	3,450	13,331	13,982
Total noninterest expense	13,485	13,333	55,105	53,435

INCOME BEFORE INCOME TAX EXPENSE	11,933	8,560	45,380	36,780

Income tax expense	3,672	2,778	14,718	12,237

NET INCOME	$ 8,261	$ 5,782	$ 30,662	$ 24,543

Dividends and accretion of discount on preferred stock	0	0	0	3,187

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 8,261	$ 5,782	$ 30,662	$ 21,356

BASIC WEIGHTED AVERAGE COMMON SHARES	16,214,006	16,145,823	16,204,952	16,120,606
BASIC EARNINGS PER COMMON SHARE	$ 0.51	$ 0.36	$ 1.89	$ 1.32
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,361,607	16,240,353	16,324,644	16,213,747
DILUTED EARNINGS PER COMMON SHARE	$ 0.50	$ 0.36	$ 1.88	$ 1.32

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FOURTH QUARTER 2011
(unaudited in thousands)

	December 31,		September 30,		December 31,
	2011		2011		2010
Commercial and industrial loans:
Working capital lines of credit loans	$ 373,768	16.7%	$ 382,202	17.5%	$ 281,546	13.5%
Non-working capital loans	377,388	16.9	380,125	17.4	384,138	18.4
Total commercial and industrial loans	751,156	33.6	762,327	34.9	665,684	31.8

Commercial real estate and multi-family residential loans:
Construction and land development loans	82,284	3.7	110,493	5.1	106,980	5.1
Owner occupied loans	346,669	15.5	335,514	15.4	329,760	15.8
Nonowner occupied loans	385,090	17.2	363,777	16.7	355,393	17.0
Multifamily loans	38,477	1.7	19,578	0.9	24,158	1.2
Total commercial real estate and multi-family residential loans	852,520	38.2	829,362	38.0	816,291	39.0

Agri-business and agricultural loans:
Loans secured by farmland	118,224	5.3	101,978	4.7	111,961	5.4
Loans for agricultural production	119,705	5.4	92,414	4.2	117,518	5.6
Total agri-business and agricultural loans	237,929	10.7	194,392	8.9	229,479	11.0

Other commercial loans	58,278	2.6	58,208	2.7	38,778	1.9
Total commercial loans	1,899,883	85.0	1,844,289	84.6	1,750,232	83.7

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	106,999	4.8	107,026	4.9	103,118	4.9
Open end and junior lien loans	175,694	7.9	177,940	8.2	182,325	8.7
Residential construction and land development loans	5,462	0.2	4,380	0.2	4,140	0.2
Total consumer 1-4 family mortgage loans	288,155	12.9	289,346	13.3	289,583	13.8

Other consumer loans	45,999	2.1	47,623	2.2	51,123	2.4
Total consumer loans	334,154	15.0	336,969	15.4	340,706	16.3
Subtotal	2,234,037	100.0%	2,181,258	100.0%	2,090,938	100.0%
Less: Allowance for loan losses	(53,400)		(52,073)		(45,007)
Net deferred loan fees	(328)		(250)		(979)
Loans, net	$2,180,309		$2,128,935		$2,044,952

Note: As a result of FASB ASU 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, the Company has revised this table in order to present the data with greater granularity.  This disaggregation will be substantially the same as those used in disclosures of credit quality.